Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-238749, File No. 333-238748, File No. 333-205722, File No. 333-134585, File No. 333-58682 on Form S-8 of Penns Woods Bancorp, Inc. of our report dated March 15, 2023, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Penns Woods Bancorp, Inc. for the year ended December 31, 2022.
Cranberry Township, Pennsylvania
March 15, 2023